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EXHIBIT 99.1



                                CERTIFICATION OF
                                ----------------
                   CHIEF EXECUTIVE OFFICER OF CYTOMEDIX, INC.
                   ------------------------------------------
                           PURSUANT TO 18 U.S.C.  1350
                           ---------------------------


Pursuant to 18 U.S.C. 1350 and in connection with the quarterly report of Cytomedix, Inc. (the "Company") for the quarter ended March 31, 2002, I, Kent T. Smith, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1. The Company's 10-QSB for the quarter ended March 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, aside from its untimely filing date; and

2.     The  information  contained in the Company's 10-QSB for the quarter ended
March 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Kent  T.  Smith
Kent  T.  Smith
Date:  November  21,  2002


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